Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 1 TO SECOND AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT AND THE OTHER FINANCING

AGREEMENTS

This LIMITED WAIVER AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND THE OTHER FINANCING AGREEMENTS (this “Amendment”) dated as of September 1, 2004 is by and among Remy International, Inc. (f/k/a Delco Remy International Inc.), a Delaware corporation (“Parent”), the following Subsidiaries of Parent: Remy Inc. (f/k/a Delco Remy America, Inc.), a Delaware corporation, Remy Sales, Inc. (f/k/a DR Sales, Inc.), a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, JAX Reman, L.L.C., a Delaware limited liability company, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Williams Technologies, Inc., a South Carolina corporation, World Wide Automotive, L.L.C., a Virginia limited liability company (each individually, together with the Parent, a “Borrower” and collectively, the “Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Collateral Agent, as defined in the Loan Agreement referenced below, the “Agent”), and the financial institutions (each individually, a “Lender” and collectively, the “Lenders”) party to that certain Second Amended and Restated Loan and Security Agreement, dated as of April 23, 2004 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

R E C I T A L S:

WHEREAS, Parent and Reman Holdings, L.L.C., a Delaware limited liability company (“Reman Holdings”), as sellers, and Caterpillar Inc., a Delaware corporation, as buyer (the “Buyer”), have entered into a Stock Purchase Agreement, dated as of August 13, 2004 (as in effect on the date hereof, the “Stock Purchase Agreement”) pursuant to which Parent and Reman Holdings agreed to sell, and the Buyer agreed to buy, all of the outstanding shares of capital stock or other equity interest in Williams Technologies, Inc., a South Carolina corporation (“Williams Technologies”) and JAX Reman, L.L.C., a Delaware limited liability company (“JAX”) and pursuant to which Williams Technologies agreed to acquire all of the outstanding shares of capital stock or other equity interest in JAX immediately prior to the closing of such sale (such sale by Parent and Reman Holdings and such acquisition by Williams Technologies are herein collectively referred to as the “Williams-JAX Sale”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreements and the Financing Agreements as set forth herein; and

WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Limited Waiver (Williams-JAX Sale). Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 below, Agent and Lenders hereby waive Section 9.7(b) of the Loan Agreement, but subject to clause (viii) thereof as amended hereby, to the extent, and solely to the extent, necessary to permit Parent and Reman Holdings to enter into an agreement to sell the equity interests in Williams Technologies and JAX pursuant to the Stock Purchase Agreement and to consummate the Williams-JAX Sale pursuant to and in accordance with the Stock Purchase Agreement.

Section 2 Amendments to the Loan Agreement and the other Financing Agreements. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) all references in the Financing Agreements to Williams Technologies, Inc., a South Carolina corporation and JAX Reman, L.L.C., a Delaware limited liability company are hereby deleted.

(b) Clause (viii) of Section 9.7(b) of the Loan Agreement is hereby amended by amending and restating clause (C) thereof to read in its entirety as follows:

“(C) such amounts in the Blocked Account (or such other account) shall be released from time to time provided that (1) Agent shall have received, prior to the 360th day after receipt of the Net Available Cash, a certificate from Parent stating that Parent or the applicable Restricted Subsidiary has invested (or has entered into a binding commitment to invest; provided that such commitment shall be subject only to customary conditions (other than financing) and such investment shall be consummated within 365 days after the end of such 360-day period) all such amounts released from the Blocked Account in Additional Assets (as defined in the Indentures) within the 360-day period after receipt of the Net Available Cash and (2) such amounts are released from the Blocked Account (or such other account) solely to make such investment or investments or”

(c) The definition of “EBITDA” set forth in Section 1 of the Loan Agreement is amended by deleting the word “and” before paragraph (vi) of clause (b) thereof and by adding the word “and” and a new paragraph (vii) at the end paragraph (vi) of clause (b) thereof, which paragraph (vii) shall read in its entirety as follows:

“(vii)	any gain or loss from the sale of the outstanding shares of capital stock or other equity interest in Williams Technologies, Inc., a South Carolina corporation and JAX

Reman, L.L.C., a Delaware limited liability company to Caterpillar Inc., a Delaware corporation;”

(d) Section 9.17 of the Loan Agreement is hereby amended by deleting the EBITDA Levels for the months of August 31,2004 through and including March 31,2006 and replacing them with new EBITDA Levels for such months as follows and by adding EBITDA Levels for each month after March 31, 2006 as follows:

Month Ended	EBITDA
August 31,2004	96,000,000
September 30, 2004	96,000,000
October 31,2004	99,000,000
November 30, 2004	99,000,000
December 31, 2004	99,000,000
January 31, 2005	100,000,000
February 28, 2005	100,000,000
March 31, 2005	100,000,000
April 30, 2005	101,000,000
May 31, 2005	101,000,000
June 30, 2005	101,000,000
July 31, 2005	102,000,000
August 31, 2005	102,000,000
September 30, 2005	102,000,000
October 31, 2005	102,000,000
November 30, 2005	102,000,000
December 31, 2005	102,000,000
January 31, 2006	117,000,000
February 28, 2006	117,000,000
March 31,2006 and each month thereafter	117,000,000

(e) All references in the Financing Agreements (i) to Delco Remy International, Inc., a Delaware corporation shall be deemed to be references to Remy International, Inc., a Delaware corporation, (ii) to Remy International, Inc., a Delaware corporation shall be deemed to be references to Remy International Holdings, Inc., a Delaware corporation, (iii) to Delco Remy America, Inc., a Delaware corporation shall be deemed to be references to Remy Inc., a Delaware corporation, (iv) to DR Sales, Inc, a Delaware corporation shall be deemed to be references to Remy Sales, Inc., a Delaware corporation, and (iv) to DR Alternators, Inc., a Delaware corporation shall be deemed to be references to Remy Alternators, Inc., a Delaware corporation.

(f) The definition of “Eligible Accounts” is hereby amended by adding the phrase “Advance Stores Company, Incorporated” immediately after the phrase “AutoZone, Inc.” in the last paragraph thereof.

Section 3 Conditions to Effectiveness. The effectiveness of the waiver set forth in Section 1 above and the amendments set forth in Section 2 above are subject to the satisfaction of each of the following conditions:

(a) Agent shall have received a duly executed counterpart of this Amendment from Borrowers and the Lenders;

(b) Agent shall have received a reaffirmation of guaranty from each guarantor of the Obligations in form and substance satisfactory to the Agent;

(c) Agent shall have received a duly executed Williams-JAX paydown letter agreement in the form of Exhibit A attached hereto and the Williams-JAX Paydown Amount under and as defined therein;

(d) Agent shall have received a certificate of Parent to the effect that attached thereto are true, correct and complete copies of the Stock Purchase Agreement and all other agreements, documents and instruments executed and/or delivered in connection therewith (including all exhibits, attachments and schedules attached to any of the foregoing) requested by Agent; and

(e) The Williams-JAX Sale shall have been consummated in accordance with the terms of the Stock Purchase Agreement.

Section 4 Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a) No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b) Corporate or Limited Liability Company Power and Authority; Authorization. Each Borrower has the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, each as amended by this Amendment, to which it is a party and the execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of its obligations hereunder have been duly authorized by all requisite action by such Borrower.

(c) Execution and Delivery. Each Borrower has duly executed and delivered this Amendment.

(d) Enforceability. This Amendment and the Financing Agreements, each as amended by this Amendment, constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

(e) Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

Section 5 Miscellaneous.

(a) Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by U.S. Collateral Agent in connection herewith shall be reimbursable under Section 9.21 of the Loan Agreement. The amendments and consent set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to “this Agreement”, “herein”, “hereof” and words of like import shall mean such Financing Agreement and Foreign Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended or waived are hereby ratified and confirmed and shall remain in full force and effect.

(b) Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c) Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Lenders, and Borrowers have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

REMY INTERNATIONAL, INC. (f/k/a Delco Remy International Inc.), as President and Chief Executive Officer	FRANKLIN POWER PRODUCTS, INC., as Vice President and General Manager

M. & M. KNOPF AUTO PARTS, L.L.C., as Vice Chairman	INTERNATIONAL FUEL SYSTEMS, INC., as Vice President and General Manager

NABCO, INC., as Assistant Secretary	POWRBILT PRODUCTS, INC., as Vice President and General Manager

REMY REMAN, L.L.C., as Assistant Secretary
	By:	/s/ DAVID C. KEY
David C. Key

WILLIAMS TECHNOLOGIES, INC., as Vice President

By:	/s/ THOMAS J. SNYDER
Thomas J. Snyder

REMY INC. (f/k/a Delco Remy America, Inc.), as President		JAX REMAN, L.L.C., as Vice President, Finance and Secretary

REMY SALES, INC.(f/k/a DR SALES, INC.), as President		REMY LOGISTICS, L.L.C., as Vice President, Treasurer and Assistant Secretary

By:	/s/ RICHARD L. STANLEY	By:	/s/ ALLEN R. WILKIE
	Richard L. Stanley		Allen R. Wilkie

HSG I, INC., as President and Assistant Secretary		WORLD WIDE AUTOMOTIVE, L.L.C., as Assistant Secretary

HSG II, INC., as President and Assistant Secretary

By:	/s/ RODERICK ENGLISH	By:	/s/ ANDREW P. GASSER
	Roderick English		Andrew P. Gasser

[Signature Page to Amendment No. 1 to

Second Amended and Restated Loan and Security Agreement]

AGENT

CONGRESS FINANCIAL CORPORATION (Central), as Administrative Agent and US Collateral Agent

By:	/s/ ANTHONY VIZGIRDA

Title:	First Vice President

LENDERS		LENDERS

THE CIT GROUP/BUSINESS CREDIT, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ BARBARA F. PERICH	By:	/s/ MARK FAGNIANI

Title:	Vice President	Title:	Executive Vice President

FLEET CAPITAL CORPORATION		GMAC BUSINESS CREDIT, LLC

By:	/s/ DAVID LEHNER	By:	/s/ DANIEL J. MANELLA

Title:	Vice President	Title:	Senior Vice President

NATIONAL CITY BANK		UPS CAPITAL CORPORATION

By:	/s/ THOMAS R. GROH	By:	/s/ JOHN P. HOLLOWAY

Title:	S.V.P.	Title:	Director of Portfolio Management

RZB FINANCE LLC

By:	/s/ CHRISTOPH HOEDL	/s/ JOHN A. VALISKA
	CHRISTOPH HOEDL	John A. Valiska,
Title:	Vice President	Group Vice President

[Signature Page to Amendment No. 1 to

Second Amended and Restated Loan and Security Agreement]